Date of Purchase
Fund Name
SSC Fund code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
03/08/10
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
03076CAE6
Ameriprise Financial,Inc.
Morgan Stanley
Credit Suisse Securities USA, Goldman Sachs & Co,
Morgan Stanley, Bank of America Merrill Lynch,
HSBC Securities, JP Morgan,  Wells Fargo & Co
Goldman, Sachs & C.o.
$200,000
$750,000,000
$99.761
$99.761
0.65%
03/16/10
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
251591AU7
Developers Diversified Realty Corp.
Deutsche Bank
Bank of America Merrill Lynch,
Deutsche Bank Securities Inc, UBS Securities,
Goldman, Sachs & Co.
Goldman, Sachs & C.o.
$175,000
$300,000,000
$99.995
$99.995
0.95%
04/15/10
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
05533AAA0
BBVA Bancomer SA Texas
Deutsche Bank
Deutsche Bank Securities Inc,
Goldman Sachs & Co, BBVA Securities Inc
Goldman, Sachs & C.o.
$300,000
$1,000,000,000
$100.000
$100.000
0.20%
06/21/10
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
22303QAL4
Covidien Intl Finance SA
Morgan Stanley
Barclays Capital, Goldman Sachs & Co.,
Morgan Stanley, Banc of America Securities LLC,
BNP Paribas Securities Corp., Citigroup Global
Markets Inc., Deutsche Bank Securities Inc.
Goldman, Sachs & C.o.
$175,000
$600,000,000
$99.880
$99.880
0.55%